FOR IMMEDIATE RELEASE

Vail Resorts Contacts:

Investor Relations:  Hayley Wolff, (303) 404-1827, hwolff@vailresorts.com
Media:  Kelly Ladyga, (303) 404-1862, kladyga@vailresorts.com

Vail Resorts Announces Completion of $390 Million

Senior Subordinated Notes Offering and Early Tender Results of

Cash Tender Offer and Related Consent Solicitation

BROOMFIELD, Colo. – April 25, 2011 – Vail Resorts, Inc. (“Vail”) (NYSE:  MTN) announced today that it has completed its private offering (the “Offering”) of $390 million aggregate principal amount of 6.50% Senior Subordinated Notes due 2019 (the “2019 Notes”). The 2019 Notes are senior subordinated obligations of Vail and are guaranteed on a senior subordinated basis by certain of Vail’s domestic subsidiaries.

The net proceeds from the Offering will be used to fund Vail’s previously announced cash tender offer (the “Tender Offer”) for any and all of its $390 million outstanding aggregate principal amount of 6.75% Senior Subordinated Notes due 2014 (the “2014 Notes”).  In connection with the Tender Offer, Vail is also soliciting consents for certain amendments to the indenture (the “Indenture”) governing the 2014 Notes (the “Consent Solicitation”).  The Tender Offer and the Consent Solicitation are being made upon the terms and subject to the conditions described in Vail’s Offer to Purchase and Consent Solicitation Statement dated April 11, 2011 (the “Offer to Purchase”) and the related consent and letter of transmittal.  The Tender Offer will expire at 8:00 a.m., New York City time, on May 9, 2011, unless extended or earlier terminated (the “Expiration Time”).

As of 5:00 pm, New York City time, on April 22, 2011 (the “Consent Payment Deadline”), $346,063,000 aggregate principal amount of 2014 Notes had been validly tendered and not validly withdrawn, which represented approximately 88.73% of the outstanding aggregate principal amount of the 2014 Notes.  Based on such tenders, consents have been validly delivered and not validly revoked in respect of more than a majority of the outstanding principal amount of the 2014 Notes, which is sufficient to approve the proposed amendments to the Indenture.  As a result, Vail, the guarantors of the 2014 Notes and the trustee under the Indenture have executed a supplemental indenture to amend the Indenture.

On April 25, 2011, Vail accepted for purchase all of the 2014 Notes that were validly tendered and not validly withdrawn prior to the Consent Payment Deadline (the “Initial Settlement”).  Payment for the 2014 Notes pursuant to the Initial Settlement is being made today (the “Initial Settlement Date”).  Holders of 2014 Notes who tendered their 2014 Notes prior to the Consent Payment Deadline will receive $1,013.75 per $1,000 principal amount of purchased 2014 Notes, which includes a consent payment of $10.00 per $1,000 principal amount of the 2014 Notes, plus accrued and unpaid interest up to, but not including, the Initial Settlement Date.  Holders who validly tender their 2014 Notes after the Consent Payment Deadline, but prior to the Expiration Time, will be eligible to receive the tender offer consideration offered in the Tender Offer, which equals $1,003.75 per $1,000 principal amount of the 2014 Notes, plus accrued and unpaid interest on the 2014 Notes up to, but not including, the payment date for such 2014 Notes, but will not be eligible to receive the consent payment.

Vail also announced today that it is redeeming all of its remaining 2014 Notes on May 25, 2011 (the “Redemption Date”) in accordance with the terms of the Indenture.  All 2014 Notes that are outstanding on the Redemption Date will be redeemed at a redemption price of 101.125% of the face amount of the 2014 Notes, together with accrued and unpaid interest to, but not including, the Redemption Date. Any 2014 Notes not tendered in the Tender Offer prior to the Expiration Time will be redeemed on the Redemption Date.

BofA Merrill Lynch is acting as the dealer manager and solicitation agent for the Tender Offer and the Consent Solicitation, and Global Bondholder Services Corporation is acting as the depositary and information agent for the Tender Offer and the Consent Solicitation.

Requests for documents related to the Tender Offer may be directed to Global Bondholder Services Corporation by telephone at (866) 540-1500 (toll free) (banks and brokerage firms please call (212) 430-3774).  Questions regarding the terms of the Tender Offer and the Consent Solicitation may be directed to BofA Merrill Lynch, Debt Advisory Services, at (888) 292-0070 (US toll-free) and (980) 388-9217 (collect).

The 2019 Notes have been offered only to qualified institutional buyers in reliance on Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act. The 2019 Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell or a solicitation of consents with respect to the 2014 Notes.  The Tender Offer and the Consent Solicitation are being made solely by the Offer to Purchase and the related consent and letter of transmittal, which sets forth the complete terms and conditions of the Tender Offer and Consent Solicitation. This press release does not constitute an offer to sell or a solicitation of an offer to buy the 2019 Notes described in this press release, nor shall there be any sale of the 2019 Notes in any state or jurisdiction in which such an offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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Statements in this press release, other than statements of historical information, are forward looking statements.  Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Such risks and uncertainties include but are not limited to prolonged weakness in general economic conditions, including adverse affects on the overall travel and leisure related industries; unfavorable weather conditions or natural disasters; adverse events that occur during our peak operating periods combined with the seasonality of our business; competition in our mountain and lodging businesses; our ability to grow our resort and real estate operations; our ability to successfully complete real estate development projects and achieve the anticipated financial benefits from such projects; further adverse changes in real estate markets; continued volatility in credit markets; our ability to obtain financing on terms acceptable to us to finance our real estate development, capital expenditures and growth strategy; our reliance on government permits or approvals for our use of Federal land or to make operational improvements; adverse consequences of current or future legal claims; our ability to hire and retain a sufficient seasonal workforce; willingness of our guests to travel due to terrorism, the uncertainty of military conflicts or outbreaks of contagious diseases, and the cost and availability of travel options; negative publicity which diminishes the value of our brands; our ability to integrate and successfully realize anticipated benefits of acquisitions or future acquisitions; and implications arising from new Financial Accounting Standards Board/governmental legislation, rulings or interpretations.

All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements, except as may be required by law.  Investors are also directed to other risks discussed in documents filed by us with the Securities and Exchange Commission.